Exhibit 10.2
ARUBA NETWORKS, INC.
2007 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
(For Participants Outside the U.S.)
Unless otherwise defined herein, the terms defined in the 2007 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).
I. NOTICE OF STOCK OPTION GRANT
Name (the “Participant”):
You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Total Number of Shares Granted:	Date of Grant:
Vesting Commencement Date:	Grant Number:
Exercise Price per Share:	Type of Option: Nonstatutory Stock Option
Total Exercise Price:	Term/Expiration Date*:

*	This option may terminate earlier than the Term/Expiration Date, as set forth in Part II of this Award Agreement.
Vesting Schedule:
Except as set forth in the Plan or below, this Option may be exercised, in whole or in part, in accordance with the following schedule:
This Option will vest and may be exercised with respect to the first 25% of the Shares subject to this Option when the Participant completes 12 months of continuous service as a Service Provider after the Vesting Commencement Date. This Option will vest and may be exercised with respect to an additional 2.0833% of the Shares subject to this Option when the Participant completes each month of continuous service as a Service Provider thereafter.
By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement (including Exhibits A and B hereto). Participant has reviewed the Plan and this Award Agreement in their entirety, including Part II (including Exhibits A and B), has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	ARUBA NETWORKS, INC.

II. AGREEMENT
A. Grant of Option.
The Administrator hereby grants to individual named in the Notice of Stock Option Grant (the “Notice of Grant”) attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
B. Exercise of Option.
1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.
2. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section F). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price or irrevocable instructions to complete a cashless exercise if permitted by the Company.
No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws.
C. Method of Payment.
Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
1. cash;
2. check; or
3. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.
D. Non-Transferability of Option.
This Option may not be transferred in any manner otherwise than by will or by the applicable law and may be exercised during the lifetime of Participant only by Participant.

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E. Term of Option.
1. Option Expiration. This Option may be exercised only within the term set out in the Notice of Grant and this Section E, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
2. Post-Termination Period. This Option, to the extent vested, shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable, to the extent vested, for one (1) year after Participant ceases to be a Service Provider. Participant will be deemed to cease to be a Service Provider as of the last date of his or her active employment or service, which date shall not be extended by any notice of termination or similar period. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided in the Notice of Grant and may be subject to earlier termination as provided in Section 15(c) of the Plan.
F. Tax Obligations/Withholding Authorization.
Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares pursuant to the exercise of the Option, and the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, to withhold all applicable Tax-Related Items by means of one or a combination of the following: (1) withholding from Participant’s wages or other cash compensation paid to Participant by the Company; (2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (3) withholding in Shares to be issued upon exercise of the Option.
To avoid negative accounting treatment or for any other reason, as determined by the Company in its sole discretion, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

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Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
G. Nature of Grant.
In accepting the grant, Participant acknowledges that: (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement; (2) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (3) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company; (4) Participant is voluntarily participating in the Plan; (5) the Option and Shares subject to the Option are an extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment contract, if any; (6) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation; (7) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Subsidiary or affiliate of the Company; (8) the Option grant and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Subsidiary or affiliate of the Company; (9) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (10) if the underlying Shares do not increase in value, the Option will have no value; (11) if Participant exercises his or her Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price; (12) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company, the Employer and any Subsidiary and affiliate of the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (13) in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive an Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of employment as set forth in Section E.2. above, will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law; the Board/Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s Option grant; and (14) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

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H. No Advice Regarding Grant.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
I. Entire Agreement; Governing Law.
The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. The Option and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
J. NO GUARANTEE OF CONTINUED SERVICE.
PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

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K. Additional Conditions to Issuance of Stock.
If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority.
L. Data Privacy.
Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, and the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that she or he may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Human Resources department. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares of stock acquired upon exercise of the Option. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Human Resources department. Participant understands, however, that refusing or withdrawing Participant’s consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact the Company’s Human Resources department.

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M. Language.
If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
N. Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to current and future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
O. Severability.
The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
P. Exhibit A.
Notwithstanding any provisions in this Award Agreement, the Option grant shall be subject to any special terms and conditions set forth in the Exhibit A to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Exhibit A, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Exhibit A constitutes part of this Award Agreement.
Q. Imposition of Other Requirements.
The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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EXHIBIT A
ARUBA NETWORKS, INC.
2007 EQUITY INCENTIVE PLAN
Special Provisions for Options Granted to Participants Outside the U.S.
This Exhibit A includes additional terms and conditions that govern the Option granted to Participant under the Plan if he or she resides in one of the countries listed below. This Exhibit A is part of the Award Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Award Agreement.
This Exhibit A also includes information regarding exchange controls and certain other tax or legal issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Exhibit A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that he or she exercises the Option or sells Shares acquired pursuant to the exercise of the Option.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.
Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing, the information contained herein may not be applicable to him or her.
Australia
Securities Law Notification
If Participant acquires Shares pursuant to the exercise of the Option and he or she offers such Shares for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.
Exchange Control Information
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The bank involved with the transfer of funds will report the transaction. Therefore, if Participant withdraws A$10,000 or more in cash from Particicpant’s bank account or instructs Participant’s bank to make an international funds transfer to pay the exercise price, Participant’s bank will make the financial transaction report to the Australian Transaction Reports and Analysis Centre.

Brazil
Compliance with Law
By accepting the Option, Participant agrees to comply with all applicable Brazilian law and report and pay any and all applicable taxes associated with the exercise of the Option, the sale of any Shares acquired under the Plan and the receipt of any dividends.
Exchange Control Information
Participants resident or domiciled in Brazil will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.
Canada
Involuntary Termination Terms for the Option
The following section replaces Section G.13 of the Award Agreement:
In the event of involuntary termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to vest in this Option (and the triggering of the post-termination exercise period), if any, will terminate (or be triggered) effective as of the date that is the earlier of: (1) the date Participant receives notice of termination of employment from the Employer, or (2) the date Participant is no longer actively employed by the Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law); the Plan administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Option.
Consent to Receive Information in English for Participants Who are Residents of Quebec
The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Data Privacy Notice and Consent
The following section supplements Section L of the Award Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes the Employer, the Company, and its Subsidiaries and affiliates to disclose and discuss such information with their advisors. Participant also authorizes the Employer, Company and its Subsidiaries and affiliates to record such information and to keep such information in the Participant’s employee file.

China
Method of Payment
Notwithstanding Section E of the Award Agreement, due to stringent exchange controls and securities restrictions in China, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares Participant is entitled to at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees to Participant in cash. The Company reserves the right to provide Participant with additional methods of paying the Exercise Price depending upon the development of local laws.
Participant understands that the Employer is not a party to the Plan, and thus, it is not required to make any payments to Participant or on Participant’s behalf under the Plan.
Exchange Control Information for Participants who are Residents of the People’s Republic of China
Participant understands and agrees that, due to exchange control laws in China, Participant may be required to immediately repatriate the proceeds from the cashless exercise to China. Participant further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Employer, the Company or any of its Subsidiaries or affiliates in China and Participant hereby consents and agrees that the proceeds from the cashless exercise may be transferred to such special account prior to being delivered to Participant’s personal account.
Germany
Exchange Control Information
Cross-border payments in excess of €12,500 must be reported monthly. If Participant uses a German bank to effect a cross-border payment in excess of €12,500 in connection with the purchase or sale of Shares or the payment of dividends related to certain securities, the bank will assist with the report. In addition, Participant must report any receivables or payables or debts in foreign currency exceeding an amount of approximately €5,000,000 on a monthly basis. Finally, in the unlikely event that Participant holds Shares representing 10% or more of the total or voting capital of the Company, Participant must report such holding annually.
Hong Kong
Securities Law Information
The grant of the Option and the Shares issued pursuant to exercise do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries or affiliates participating in the Plan.
Please note that the Notice of Grant, Award Agreement, this Exhibit A, the Plan and any other Option grant documents have not been reviewed by any regulatory authority in Hong Kong. Participant is cautioned to review the documents related to the Option carefully as it may not include the same information as an offer made by a Hong Kong issuer. If Participant is in any doubt about the contents of the Notice of Grant, the Award Agreement, this Exhibit A, the Plan and any other Option grant documents, Participant should obtain independent legal advice.

India
Method of Payment
Notwithstanding Section E of the Award Agreement, due to exchange control laws that are currently in effect in India, Participant will not be permitted to engage in a “sell to cover” exercise pursuant to which Participant delivers irrevocable instructions to the broker to sell a sufficient number of Shares to cover the Exercise Price, Tax-Related Items and brokers’ fees, if any, and receives only the remaining Shares subject to the exercised Option. The Company reserves the right to provide Participant with additional methods of paying the aggregate Exercise Price depending upon the development of local laws.
Fringe Benefit Tax
In accepting the grant of the Option and participating in the Plan, Participant consents and agrees to assume any and all liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Option. Participant further understands that the grant of the Option and participation in the Plan is contingent upon Participant’s agreement to assume liability for fringe benefit tax payable on the Option.
Further, in accepting the grant of the Option and participating in the Plan, Participant agrees that the Company and/or the Employer may collect the fringe benefit tax from Participant by any of the means set forth in Section F “Tax Obligations/Withholding Authorization” of the Award Agreement or any other reasonable method established by the Company. Participant also agrees to execute any other consents or elections required to accomplish the foregoing, promptly upon request by the Company.
Exchange Control Information
Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan to India within 90 days of receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Italy
Method of Payment
Notwithstanding Section E of the Award Agreement, due to securities restrictions in Italy, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares Participant is entitled to at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide Participant with additional methods of paying the aggregate Exercise Price depending upon the development of local laws.

Data Privacy Consent.
The following section replaces Section L of the Award Agreement:
Participant hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of Participant’s personal data as described herein by and among, as applicable, the Employer, the Company and its Subsidiaries or affiliates for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.
Participant understands that his or her Employer, the Company and its Subsidiaries or affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries or affiliates, details of all Options granted, or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).
Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Aruba Networks, Inc., with registered offices at 1344 Crossman Avenue, Sunnyvale, California 94089, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Aruba Networks Italy, S.r.L, with registered offices at Piazza Guglielmo Marconi, nr. 15, 00144, Roma, Italia. Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Participant further understands that the Employer, the Company and/or any of its Subsidiaries or affiliates will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company and/or any Subsidiary or affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.
Furthermore, Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Company’s Human Resources department.
Acknowledgement
Participant acknowledges that Participant has read and specifically and expressly approves the following paragraphs of the Award Agreement: Tax Obligations/Withholding Authorization; Nature of Grant; Entire Agreement/Governing Law; No Guarantee of Continued Service; Language; Electronic Delivery; Severability; Imposition of Other Requirements and the Data Privacy Notice and Acknowledgment paragraphs included in this Exhibit A.
Exchange Control Information.
Participant must report in his or her annual tax return: (i) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (ii) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. The reporting must be done on Participant’s individual income tax return. Participant is exempt from the formalities in (i) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on Participant’s behalf.
Japan
There are no country-specific provisions.
Korea
Exchange Control Information
If Participant remits funds out of Korea to pay the Exercise Price at exercise of the Option, such remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) the Notice of Grant; (ii) the Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the award certificate); and (iv) Participant’s certificate of employment. This confirmation is not necessary for cashless exercises because no funds are remitted out of Korea.
Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

Macau
There are no country-specific provisions.
Malaysia
Director Notification Requirements
If Participant is a director of a Malaysian affiliate of the Company, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian affiliate in writing when Participant receives or disposes of an interest (e.g., Options, Shares) in the Company or any related company (including when Participant sells Shares acquired pursuant to the exercise of the Option). These notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.
Insider Trading Information
Participant should be aware of the Malaysian insider-trading rules, which may impact Participant’s acquisition or disposal of Shares acquired from the exercise of the Option. Under the Malaysian insider-trading rules, Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., Options) when Participant is in possession of information, which is not generally available and which Participant know or should know will have a material effect on the price of Shares once such information is generally available.
Mexico
Labor Law Policy and Acknowledgment
In accepting the grant of the Option, Participant expressly recognizes that Aruba Networks, Inc., with registered offices at 1344 Crossman Avenue, Sunnyvale, California 94089, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and Aruba Networks, Inc. since Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Aruba Networks, Inc.; therefore, Aruba Networks, Inc. reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Aruba Networks, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Aruba Networks, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.
Política Laboral y Reconocimiento/Aceptación
Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Participante expresamente reconoce que Aruba Networks, Inc., con domicilio registrado ubicado en 1344 Crossman Avenue, Sunnyvale, California 94089, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de las Opciones de Compra de Acciones o Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Participante y Aruba Networks, Inc., ya que el Participante participa en el Plan en un marco totalmente comercial. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por el Patrón y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Aruba Networks, Inc.; por lo tanto, Aruba Networks, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.
Finalmente, el Participante por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Aruba Networks, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a Aruba Networks,Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.
Netherlands
Insider Trading Information
Participant should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effecting certain transactions if he or she has insider information regarding the Company.
By accepting the grant of the Option and participating in the Plan, Participant acknowledges having read and understood this Securities Law Information and further acknowledges that it is Participant’s responsibility to comply with the following Dutch insider trading rules.
Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a subsidiary or affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at a subsidiary or affiliate in the Netherlands (including a Participant in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when Participant had such inside information. If Participant is uncertain whether the insider trading rules apply to him or her, Participant should consult with his or her personal legal advisor.
New Zealand
There are no country-specific provisions.
Norway
There are no country-specific provisions.
Saudi Arabia
There are no country-specific provisions.
Singapore
Securities Law Information
The grant of the Option is being made in reliance on Section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”), under which it is exempt from the prospectus and registration requirements under the SFA.
Director Reporting Requirements
If Participant is a director, associate director or shadow director of a Singapore affiliate of the Company, Participant is subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Subsidiary in writing of an interest (e.g., Options, Shares) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Option is exercised), or (iii) becoming a director.

Spain
Labor Law Acknowledgment
This section supplements Section H of the Award Agreement:
In accepting the Option, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or its Subsidiaries or affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or affiliates on an ongoing basis. Consequently, Participant understands that the Option is granted on the assumption and condition that the Option or the Shares acquired upon exercise shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of options shall be null and void.
Exchange Control Notification
It is Participant’s responsibility to comply with exchange control regulations in Spain. The purchase of Shares must be declared by the purchaser for statistical purposes to the Spanish Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”), of the Ministerio de Economia. If Participant purchases the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for Participant. Otherwise, Participant must make the declaration by filing the appropriate form with the DGPCIE. In addition, Participant must also file a declaration of the ownership of the securities with the Directorate of Foreign Transactions each January while the Shares are owned.
When receiving foreign currency payments derived from the ownership of Shares (i.e., as a result of the sale of the Shares), Participant must inform the financial institution receiving the payment, the basis upon which such payment is made. Participant will need to provide the institution with the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.
If Participant wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, Participant must declare the importation of such securities to the DGPCIE.
Sweden
There are no country-specific provisions.
Taiwan
Securities Law Information

This offer of Options and the Shares to be issued pursuant to the Plan is available only for employees of the Company and its Subsidiaries. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.
Exchange Control Information
Participant may acquire foreign currency, and remit the same out of Taiwan, up to US$5 million per year without justification. When remitting funds for the purchase of Shares pursuant to the Plan, such remittances should be made through an authorized foreign exchange bank. In addition, if Participant remits TWD$500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.
Thailand
It is Participant’s responsibility to comply with all exchange control regulations in Thailand. If Participant exercises the Options with cash, Participant may apply directly to a commercial bank in Thailand for approval to remit up to US$1,000,000 per year for the purchase of Shares. If Participant exercises the Option by way of a cashless method of exercise, no application to a commercial bank is required. In addition, Participant is required to immediately repatriate the proceeds from the sale of the Shares acquired pursuant to the exercise of the Option to Thailand. Within the next 360 days after the repatriation date, Participant must deposit the sale proceeds into a foreign currency deposit account or convert them to local currency. If the amount of such sale proceeds is equal to or greater than US$20,000, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form through the bank at which Participant deposits or converts the sale proceeds.
United Arab Emirates (Dubai)
There are no country-specific provisions.
United Kingdom
Joint Election
As a condition of participation in the Plan and the exercise of the Option, Participant agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company, the form of such joint election being formally approved by Her Majesty’s Revenue & Customs (“HMRC”) (the “Joint Election”), and any other required consent or election. Participant further agrees to execute such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in Section F of the Agreement.
If Participant does not enter into a Joint Election prior to exercise of the Option, he or she will not be entitled to exercise the Option unless and until he or she enters into a Joint Election and no Shares will be issued to Participant under the Plan, without any liability to the Company and/or the Employer.

Tax Obligations/Withholding Authorization
This section supplements Section F of the Award Agreement.
If payment or withholding of the Tax-Related Items (including the Employer NICs) is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a loan owed by Participant to the Employer, effective as of the Due Date. Participant agrees that the loan will bear interest at the then-current official rate of HMRC, it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section F of the Award Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the Tax-Related Items. In the event that Participant is a director or executive officer and Tax-Related Items are not collected from or paid by him or her by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and NICs (including the Employer NICs) will be payable. Participant will be responsible for reporting any income tax and NICs (including the Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.
In addition, the Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from the relevant tax authorities.

EXHIBIT B
ARUBA NETWORKS, INC.
2007 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Aruba Networks, Inc.
1344 Crossman Ave.
Sunnyvale, CA 94089-1113
Attention: Stock Plan Administration
1. Exercise of Option. Effective as of today,                     ,      , the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Aruba Networks, Inc. (the “Company”) under and pursuant to the 2007 Equity Incentive Plan (the “Plan”) and the Award Agreement dated                           (the “Award Agreement”). The Exercise Price for the Shares will be $                    , as set forth in the Award Agreement.
2. Delivery of Payment. Purchaser herewith delivers to the Company the full Exercise Price for the Shares and any Tax-Related Items (as defined in the Award Agreement) to be paid in connection with the exercise of the Option or, if permitted by the Company, irrevocable instructions to process a cashless exercise.
3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock (as defined in the Plan), notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.
5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s exercise of the Option or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the exercise of the Option or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

B-1

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by, and subject to, the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this agreement is made and/or to be performed.

Submitted by:	Accepted by:

PURCHASER:	ARUBA NETWORKS, INC.

Signature	By

Print Name	Its

Address:	Address:

Aruba Networks, Inc.
1344 Crossman Ave.
Sunnyvale, CA 94089-1113
Attention: Stock Plan Administration

Date Received

B-2